Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Mariner Kemper, the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the registration statement on Form S-8 and any and all amendments (including post-effective amendments) to the registration statement, for the purpose of registering under the Securities Act of 1933, as amended, an additional 5,440,000 shares of UMB Financial Corporation’s common stock, par value $1.00 per share, to be offered pursuant to the UMB Financial Corporation Long Term Incentive Compensation Plan, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ J. Mariner Kemper J. Mariner Kemper	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director	April 24, 2013

/s/ Michael D. Hagedorn Michael D. Hagedorn	Chief Financial Officer (Principal Financial Officer)	April 24, 2013

/s/ Peter J. deSilva Peter J. deSilva	President, Chief Operating Officer and Director	April 24, 2013

/s/ Brian J. Walker Brian J. Walker	Senior Vice President and Controller (Principal Accounting Officer)	April 24, 2013

/s/ David R. Bradley, Jr. David R. Bradley, Jr.	Director	April 24, 2013

/s/ Nancy K. Buese Nancy K. Buese	Director	April 24, 2013

/s/ Terrence P. Dunn Terrence P. Dunn	Director	April 24, 2013

/s/ Kevin C. Gallagher Kevin C. Gallagher	Director	April 24, 2013

/s/ Gregory M. Graves Gregory M. Graves	Director	April 24, 2013

/s/ Alexander C. Kemper Alexander C. Kemper	Director	April 24, 2013

/s/ Kris A. Robbins Kris A. Robbins	Director	April 24, 2013

/s/ Thomas D. Sanders Thomas D. Sanders	Director	April 24, 2013

/s/ L. Joshua Sosland L. Joshua Sosland	Director	April 24, 2013

/s/ Paul Uhlmann III Paul Uhlmann III	Director	April 24, 2013

/s/ Thomas J. Wood III Thomas J. Wood III	Director	April 24, 2013